SUBSIDIARIES OF BLYTH, INC.

Subsidiaries of the Registrant/U.S.	Other Names Under Which Subsidiary Does Business	State of Incorporation
1. Blyth Home Expressions, Inc.		Delaware
2. Blyth Direct Selling Holdings, Inc.		Delaware
3. Blyth Catalog and Internet Holdings, Inc.		Delaware
4. Blyth VSH Acquisition Corp.*		Delaware
5. BJI Corporation		Delaware
6. Candle Corporation of America (Delaware)		Delaware
7. KWA, Inc.		Minnesota
8. Candle Corporation of America		New York
9. PartyLite Gifts, Inc.	PartyLite	Virginia
10. PartyLite Holding, Inc.		Delaware
11. PartyLite Worldwide, LLC	PartyLite	Delaware
12. Purple Tree, Inc.		Delaware
13. Silver Star Brands, Inc.		Wisconsin
14. ViSalus, Inc.*	ViSalus Sciences	Nevada
15. ViSalus Co-op Holdings, LLC		Delaware
16. ViSalus CV Holdings, LLC		Delaware
17. ViSalus Holdings, LLC*		Delaware
* Blyth VSH Acquisition Corp. holds an 80.9% interest in ViSalus, Inc. ViSalus Holdings, LLC is a wholly-owned subsidiary of ViSalus Inc.

Subsidiaries of the Registrant/International	Country of Incorporation
18. Blyth Asia Limited	Hong Kong
19. Blyth Holding B.V.	Netherlands
20. Blyth HomeScents International UK Limited	United Kingdom
21. Blyth International BV	Netherlands
22. Blyth UK LLP	England
23. CF Seasons Canada Inc.	Canada
24. Challenge Europe C.V.	Netherlands
25. PartyLite A.p.S.	Denmark
26. PartyLite A.S.	Norway
27. PartyLite Europe Services GmbH	Germany
28. PartyLite Europe Technology GmbH	Germany
29. PartyLite Gifts, Ltd.	Canada
30. PartyLite GmbH	Germany
31. PartyLite Handelsgesellschaft m.b.H.	Austria
32. PartyLite Importaciones S.A. de C.V.	Mexico
33. PartyLite Manufacturing Limited	United Kingdom
34. Partylite Oy	Finland
35. PartyLite Pty Limited	Australia
36. PartyLite, S.A. de C.V.	Mexico
37. PartyLite SARL	Switzerland
38. PartyLite SARL	France
39. PartyLite s.p. z o.o.	Poland
40. PartyLite S.r.l.	Italy
41. PartyLite s.r.o.	Czech Republic
42. PartyLite Trading SA	Switzerland
43. PartyLite U.K., Ltd.	England
44. Vi Austria GmbH	Austria
45. Vi Germany GmbH	Germany
46. Vi International Holdings BV	Netherlands
47. ViSalus Sciences Canada, Inc.	British Columbia
48. Vi (UK) Holdings Ltd.	United Kingdom
49. Vi (UK) Limited	United Kingdom